Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-56763) and related Prospectus of Wellsford Real Properties, Inc., and in the Post Effective Amendment No. 1 on Form S-3 to the Registration Statement (Form S-11 No. 333-32445) and related Prospectus of Wellsford Real Properties, Inc., of our report dated June 17, 1998, with respect to the statement of revenues and certain expenses of Shattuck Office Center for the year ended December 31, 1997, included in this Current Report on Form 8-K.


                                   ERNST & YOUNG LLP

New York, New York
August 3, 1998